www.thesba.com
Newtek Business Services Corp.
NASDAQ: NEWT
Hosted by:
Barry Sloane, President & CEO
Investor
Relations
Public
Relations
Newtek Investor
Relations
Newtek Public
Relations
Jayne
Cavuoto
Director of Investor Relations
jcavuoto@thesba.com
(212)
273-8179
Simrita Singh
Director of Marketing
ssingh@thesba.com
(212)
356-9566
Special Dividend Conference Call
October 1, 2015 4:15 pm ET
Exhibit 99.1

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Declared Third Quarterly Cash Dividend
October 1, 2015: Newtek’s Board of Directors declared the Company’s third quarterly cash dividend of $0.50 per share
–
Record Date: October 22, 2015
–
Pay Date: November 3, 2015
Maintain expectation of paying an annual dividend of $1.82 cash per share in 2015, based on current outstanding share count of 10.3 million shares
Upon payment of this dividend, will have paid $1.36 through three quarters

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Declared Special Dividend of $3.29 per Share
October 1, 2015: Newtek’s Board of Directors declared a one-time special dividend of approximately
$34.0 million, or $3.29 per share (based on 10.3 million shares of the Company’s Common Stock currently outstanding)
–
Record
Date:
The
special
dividend
will
be
paid
to
shareholders
of
record
as
of
November
18,
2015
–
Payment Date: December 31, 2015
Represents the distribution of the Company’s approximate $34 million of earnings and profits accumulated through December 31, 2014, prior to its election to be treated as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended
Special dividend to be paid in cash or shares at the election of each shareholder, with cash distribution limited to 27% of total dividend
100% of the special dividend to be treated as a qualified dividend
Special dividend not expected to impact the Company’s anticipated annual cash dividend of $1.82 per share for 2015, based on 10.3 million shares of Newtek Common Stock outstanding before the distribution of the stock portion of the special dividend
The exact distribution of cash and stock to any given shareholder will be dependent upon his/her election as well as the elections of other shareholders, subject to the pro rata limitation described above

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Shareholder Election
The Company will cause its transfer agent, American Stock Transfer & Trust Company, LLC, to mail a Shareholder
Letter
and
Election
Form
to
Newtek’s
registered
shareholders
(1)
promptly
following
the
November
18,
2015
record
date
The Shareholder Letter and Election Form will provide additional information to shareholders and advise
Shareholders that they may elect to receive the special dividend in either: (i) all cash or (ii) all shares of Newtek common stock
–
Cash distribution is limited to approximately 27% of the total special dividend to be paid to shareholders
–
If the amount of cash to be distributed to all shareholders electing to receive the special dividend in cash exceeds 27% of the total special dividend, each of those shareholders electing to receive cash will receive a pro rata portion of the total cash to be distributed based on the respective number of shares owned
–
Remainder of dividend (approximately 73%) to be paid in shares of Newtek Common Stock
–
Registered
shareholders
who
do
not
make
an
election
by
returning
the
completed
Election
Form
to
the
Transfer
Agent
by
the
deadline specified in the Election Form will be deemed to have elected to receive 100% of their dividend in cash.
–
Shareholders
who
hold
their
shares
through
a
bank,
broker
or
nominee
will
not
receive
an
Election
Form
from
the
Transfer
Agent
and
should
contact
their
bank,
broker
or
nominee
for
instructions
on
how
to
make
an
election
–
The number of shares of common stock to be issued to shareholders receiving all or a portion of the dividend in shares of common
stock
will
be
based
on
the
volume
weighted
average
price
per
share
of
Newtek
Common
Stock
on
the
Nasdaq
Global
Market on December 11, 14 and 15, 2015
Participants in the Company's dividend reinvestment plan (”DRIP”) will also receive an Election Form
–
The
investment
feature
of
the DRIP
will
be
suspended for
the special dividend and will be reinstated after the special dividend has been paid
(1)
Registered shareholders are those shareholders who own their stock directly and not through a bank, broker or nominee.  Shareholders who hold through a bank, broker, or nominee should contact their bank, broker or nominee for instructions on how to make an election